Exhibit 99.1

AGILYSYS ANNOUNCES RECORD REVENUE OF $68.3M IN SECOND QUARTER FISCAL 2025

36.6% Subscription Revenue Growth Inclusive of Book4Time

Increases Full Year Fiscal 2025 Revenue Guidance to $280M to $285M With at Least 38% Subscription Revenue Growth and Adjusted EBITDA of 18%

ALPHARETTA, GA – October 28, 2024 - Agilysys, Inc. (NASDAQ: AGYS), a leading global provider of hospitality software solutions that deliver High Return Hospitality, today reported results for its fiscal 2025 second quarter ending September 30, 2024.

Summary of Fiscal 2025 Second Quarter Financial Results

•
Total net revenue increased 16.5% to a record $68.3 million compared to total net revenue of $58.6 million in the comparable prior-year period.
•
Recurring revenue (comprised of subscription and maintenance charges) was a record $41.4 million, or 60.7% of total net revenue, compared to $34.2 million, or 58.4% of total net revenue for the same period in fiscal 2024. Subscription revenue increased 36.6% year over year and was 60.5% of total recurring revenue compared to 53.6% of total recurring revenue in the second quarter of fiscal 2024.
•
Gross margin was 63.3% in the fiscal 2025 second quarter compared to 59.9% in the comparable prior-year period.
•
Net income attributable to common shareholders in the fiscal 2025 second quarter was $1.4 million, or $0.05 per diluted share, compared to $4.1 million, or $0.16 per diluted share, in the comparable prior-year period.
•
Adjusted EBITDA (non-GAAP) was $12.2 million compared to $8.1 million in the comparable prior-year period (reconciliation included in financial tables).
•
Adjusted diluted EPS (non-GAAP) was $0.34 per share in the fiscal 2025 second quarter compared to $0.25 per share in the comparable prior-year period (reconciliation included in financial tables).
•
Free cash flow (non-GAAP) in the fiscal 2025 second quarter was $5.9 million compared to free cash flow of $2.5 million in the fiscal 2024 second quarter (reconciliation included in financial tables). Ending cash balance was $54.9 million compared to ending cash balance of $144.9 million as of fiscal 2024 year-end. During the fiscal 2025 second quarter, cash paid for the acquisition of Book4Time, net of cash acquired, was $144.9 million while cash received from debt proceeds, net of issuance costs, was $49.7 million.

Ramesh Srinivasan, President and CEO of Agilysys, commented, “We are pleased to report another set of excellent results with record revenue for the 11th consecutive quarter at $68.3 million and 16.5% higher than the comparable prior year quarter, 36.6% total subscription revenue growth and Adjusted EBITDA of 17.9% of revenue. Fiscal 2025 second quarter July to September sales, measured in annual contract value terms, were the second highest in the company’s history. We have also made good progress with integrating Book4Time into the business and with the strides made towards realizing anticipated synergies and added value.

"Our growing competitive strengths based on a solid foundation of cloud-native state-of-the-art technology and a broad ecosystem of hospitality-focused software products and modules continue to yield good current results and create extensive potential for increasing shareholder value. A strong selling success quarter which drove cumulative recurring revenue, services and product backlog close to peak levels, along with additional subscription revenue from Book4Time increased our expectations for the second half of fiscal 2025. As a result, we are raising full fiscal year 2025 revenue guidance to $280 million to $285 million including at least 38% year-over-year subscription revenue growth. In addition, we expect full year fiscal 2025 Adjusted EBITDA to be 18% of revenue, higher than our previous guidance of 16%," he concluded.

Fiscal 2025 Outlook

The Company raises full year fiscal 2025 revenue guidance to $280 million to $285 million, including at least 38% year-over-year subscription revenue growth. Adjusted EBITDA is expected to be 18% of revenue for the full fiscal year.

Dave Wood, Chief Financial Officer, commented, “We are pleased with the business momentum through the first half of the fiscal year and increased expectations for the second half. The Book4Time acquisition expands our reach within hospitality and provides us an expanded customer base to sell the Agilysys ecosystem of products into. Our current and improving profitability levels and expanding operating leverage creates flexibility for our business and gives us confidence to continue to invest in future revenue growth initiatives.”

2025 Second Quarter Conference Call and Webcast

Agilysys is hosting a conference call and webcast today, October 28, 2024, at 4:30 p.m. ET. Both the call and the webcast are open to the public. Please register at https://register.vevent.com/register/BIfb8adfed26314ff8abe76f95460e6fde 15 minutes prior to the call to receive confirmation and further instruction in a timely manner. After registration, an email confirmation with a personalized PIN will be provided along with further access details.

Interested parties also can access the conference call live on the Investor Relations page of Agilysys.com under the Events and Presentations headline. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, our revenue, subscription revenue and Adjusted EBITDA guidance for the 2025 fiscal year.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the impact macroeconomic factors may have on the overall business environment, our ability to achieve our fiscal 2025 guidance, future revenue growth, the company's ability maintain sales levels, the Company's ability to integrate Book4Time and realize future synergies, and the risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q. Additionally, references to "record" financial and business levels in this document refer only to the time period after Agilysys made the transformation to an entirely hospitality focused software solutions company in FY2014.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include EBITDA, Adjusted EBITDA, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share and free cash flow. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations.

The Company has included the following non-GAAP financial measures in this press release: adjusted net income, adjusted basic earnings per share and adjusted diluted earnings per share. The Company believes these non-GAAP financial measures provide valuable insight into the Company’s overall profitability from core operations before certain non-cash and non-recurring charges. The Company defines adjusted net income as net income before amortization expense (including amortization of developed technology), share-based compensation, other charges, and legal settlements, less the related income tax effect of these adjustments, as applicable, and tax events and defines adjusted earnings per share as adjusted net income divided by basic and diluted weighted average shares outstanding.

See the accompanying tables below for the definitions and reconciliation of these non-GAAP measures to the most closely related GAAP measures.

About Agilysys

Agilysys exclusively delivers state-of-the-art software solutions and services that help organizations achieve High Return Hospitality™ by maximizing Return on Experience (ROE) through interactions that make ‘personal’ profitable. Customers around the world use Agilysys Property Management Systems (PMS), Point-of-Sale (POS) solutions and Food & Beverage Inventory and Procurement (I&P) systems to consistently delight guests, retain staff and grow margins. Agilysys’ 100%

hospitality customer base includes branded and independent hotels; multi-amenity resorts; casinos; property, hotel and resort management companies; cruise lines; corporate dining providers; higher education campus dining providers; food service management companies; hospitals; lifestyle communities; senior living facilities; stadiums; and theme parks. Agilysys operates across the Americas, Europe, the Middle East, Africa, Asia-Pacific, and India with headquarters located in Alpharetta, GA. For more information visit Agilysys.com.

# # #

Investor Contact:

Jessica Hennessy

Senior Director Corporate Strategy & Investor Relations

Agilysys, Inc.

770-810-6116 or investorrelations@agilysys.com

- Financial tables follow -

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Six Months Ended September 30,
(In thousands, except per share data)	2024	2023	2024	2023
Net revenue:
Products	$10,525	$12,640	$20,400	$25,422
Subscription and maintenance	41,432	34,248	$79,474	$66,373
Professional services	16,322	11,728	$31,917	$22,881
Total net revenue	68,279	58,616	131,791	114,676
Cost of goods sold:
Products	5,206	6,751	10,432	13,317
Subscription and maintenance	8,827	7,804	16,935	15,441
Professional services	11,032	8,965	21,342	17,764
Total cost of goods sold	25,065	23,520	48,709	46,522
Gross profit	43,214	35,096	83,082	68,154
Gross profit margin	63.3%	59.9%	63.0%	59.4%
Operating expenses:
Product development	16,172	14,583	30,892	27,904
Sales and marketing	8,794	6,400	15,808	13,701
General and administrative	10,162	8,785	20,645	18,150
Depreciation of fixed assets	915	1,209	1,752	2,133
Amortization of internal-use software and intangibles	904	347	1,155	776
Other charges, net	2,037	210	2,587	969
Legal settlements	104	—	369	—
Total operating expense	39,088	31,534	73,208	63,633
Operating income	4,126	3,562	9,874	4,521
Other income (expense):
Interest income	1,095	1,227	2,877	2,328
Interest expense	(458)	—	(458)	—
Other income (expense), net	383	51	226	(109)
Income before taxes	5,146	4,840	12,519	6,740
Income tax (benefit) provision	3,782	295	(2,951)	647
Net income	$1,364	$4,545	$15,470	$6,093
Series A convertible preferred stock dividends	—	(459)	—	(918)
Net income attributable to common shareholders	$1,364	$4,086	$15,470	$5,175

Weighted average shares outstanding - basic	27,533	25,022	27,335	24,979

Net income per share - basic:	$0.05	$0.16	$0.57	$0.21

Weighted average shares outstanding - diluted	28,257	26,117	28,202	26,148

Net income per share - diluted:	$0.05	$0.16	$0.55	$0.20

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	September 30, 2024 (Unaudited)	March 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$54,888	$144,891
Accounts receivable, net of allowance for expected credit losses of $755 and $974, respectively	31,614	29,441
Contract assets	4,537	2,287
Inventories	6,446	4,587
Prepaid expenses and other current assets	11,216	7,731
Total current assets	108,701	188,937
Property and equipment, net	17,538	17,930
Operating lease right-of-use assets	18,120	18,384
Goodwill	135,426	32,791
Intangible assets, net	79,018	16,952
Deferred income taxes, non-current	74,898	67,373
Other non-current assets	8,309	8,063
Total assets	$442,010	$350,430
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,746	$9,422
Contract liabilities	55,355	56,148
Accrued liabilities	22,315	19,522
Operating lease liabilities, current	5,473	4,279
Total current liabilities	95,889	89,371
Deferred income taxes, non-current	12,269	554
Operating lease liabilities, non-current	18,662	19,613
Debt, non-current	50,000	—
Other non-current liabilities	4,928	4,415
Commitments and contingencies
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 33,342,288 shares issued; and 27,940,004 and 27,376,862 shares outstanding at September 30, 2024 and March 31, 2024, respectively	10,003	10,003
Treasury shares, 5,402,284 and 5,965,426 at September 30, 2024 and March 31, 2024, respectively	(1,622)	(1,791)
Capital in excess of stated value	102,275	94,680
Retained earnings	153,225	137,755
Accumulated other comprehensive loss	(3,619)	(4,170)
Total shareholders' equity	260,262	236,477
Total liabilities and shareholders' equity	$442,010	$350,430

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	September 30,
(In thousands)	2024	2023

Operating activities
Net income	$15,470	$6,093
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on asset disposals	21	—
Depreciation of fixed assets	1,752	2,133
Amortization of internal-use software and intangibles	1,155	776
Deferred income taxes	(7,634)	(389)
Share-based compensation	8,438	5,851
Changes in operating assets and liabilities	(11,514)	(8,994)
Net cash provided by operating activities	7,688	5,470
Investing activities
Cash paid for business combination, net of cash acquired	(144,945)	—
Capital expenditures	(1,520)	(6,002)
Additional investments in corporate-owned life insurance policies	—	(2)
Net cash used in investing activities	(146,465)	(6,004)
Financing activities
Payment of preferred stock dividends	—	(918)
Debt proceeds, net of issuance costs	49,655	—
Proceeds from Employee Stock Purchase Plan purchases	453	—
Repurchase of common shares to satisfy employee tax withholding	(1,428)	(3,868)
Principal payments under long-term obligations	—	(2)
Net cash provided by (used in) financing activities	48,680	(4,788)
Effect of exchange rate changes on cash	94	(107)
Net decrease in cash and cash equivalents	(90,003)	(5,429)
Cash and cash equivalents at beginning of period	144,891	112,842
Cash and cash equivalents at end of period	$54,888	$107,413

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
(In thousands)	2024	2023	2024	2023
Net income	$1,364	$4,545	$15,470	$6,093
Income tax (benefit) provision	3,782	295	(2,951)	647
Income before taxes	5,146	4,840	12,519	6,740
Depreciation of fixed assets	915	1,209	1,752	2,133
Amortization of internal-use software and intangibles	904	347	1,155	776
Amortization of developed technology acquired	99	41	138	81
Interest (income), net	(637)	(1,227)	(2,419)	(2,328)
EBITDA (a)	6,427	5,210	13,145	7,402
Share-based compensation	4,009	2,684	8,438	5,851
Other charges, net	2,037	210	2,587	969
Other non-operating (income) expense	(383)	(51)	(226)	109
Legal settlements	104	—	369	—
Adjusted EBITDA (b)	$12,194	$8,053	$24,313	$14,331

(a) EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology)

(b) Adjusted EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) share-based compensation, ii) other (gains) and charges, net, iii) other non-operating expense (income), and iv) legal settlements

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME FOR ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2024	2023	2024	2023
Net income attributable to common shareholders	$1,364	$4,086	$15,470	$5,175
Amortization of developed technology acquired	99	41	138	81
Amortization of internal-use software and intangibles	904	347	1,155	776
Share-based compensation	4,009	2,684	8,438	5,851
Other charges, net	2,037	210	2,587	969
Legal settlements	104	—	369	—
Tax events (a)	2,251	—	(7,929)	—
Income tax adjustments	(1,220)	(742)	(2,368)	(1,620)
Adjusted net income (b)	$9,548	$6,626	$17,860	$11,232

Basic weighted average shares outstanding	27,533	25,022	27,335	24,979
Diluted weighted average shares outstanding	28,257	26,117	28,202	26,148

Adjusted basic earnings per share (c)	$0.35	$0.26	$0.65	$0.45
Adjusted diluted earnings per share (c)	$0.34	$0.25	$0.63	$0.43

(a) Tax events include excess tax benefits or expense related to share-based compensation, release of valuation allowances against deferred income taxes, and changes in uncertain tax positions

(b) Adjusted net income, a non-GAAP financial measure, is defined as net income attributable to common shareholders before amortization expense (including amortization of developed technology), share-based compensation, other (gains) and charges, net, and legal settlements, less the related income tax effect of these adjustments, as applicable, at the Company’s current combined federal and state income statutory tax rate and, as defined under (a) above, tax events

(c) Adjusted earnings per share, a non-GAAP financial measure, is defined as adjusted net income divided by basic and diluted weighted average shares outstanding

AGILYSYS, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(UNAUDITED)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
(In thousands)	2024	2023	2024	2023
Net cash provided by operating activities	$6,590	$5,448	$7,688	$5,470
Capital expenditures	(651)	(2,937)	(1,520)	(6,002)
Free cash flow (a)	$5,939	$2,511	$6,168	$(532)

(a) Free cash flow, a non-GAAP financial measure, is defined as net cash provided by operating activities, less capital expenditures